Exhibit 99.1

Walter Industries, Inc.
Press Lease

FOR IMMEDIATE RELEASE February 3, 2006	Investor Contact: Joseph J. Troy
Sr. Vice President
813.871.4404
jtroy@walterind.com
Media Contact: Michael A. Monahan
Director — Corporate Communications
813.871.4132
mmonahan@walterind.com

WALTER INDUSTRIES ANNOUNCES MUELLER WATER PRODUCTS’ FILING OF INITIAL REGISTRATION STATEMENT WITH U.S. SECURITIES AND EXCHANGE COMMISSION

(TAMPA, Fla.) — Walter Industries, Inc. (NYSE: WLT) announced that its wholly owned subsidiary, Mueller Water Products, Inc. (Mueller), filed a registration statement today with the Securities and Exchange Commission for an initial public offering (IPO) of its Series A common stock.

The filing is consistent with Walter Industries’ October 2005 announcement that it planned to undertake an IPO of its Water Products businesses, which includes Mueller, U.S. Pipe and Anvil. Also as previously announced, the Company intends to divest its remaining ownership interest in Mueller in a tax-free spin-off following the IPO.

Mueller intends to use the proceeds of this offering to repay certain indebtedness, including a portion of its senior discount notes due 2014, a portion of the senior subordinated notes due 2012 of its subsidiary, Mueller Group, LLC, and a portion of the term loan outstanding under Mueller Group’s credit agreement, and for general corporate purposes. Mueller Water Products, Inc. is the corporate successor to Mueller Water Products, LLC.

Mueller is a leading North American manufacturer of a broad range of water infrastructure and flow control products for use in water distribution networks, water and wastewater treatment facilities, gas distribution systems and fire protection piping systems.

Banc of America Securities LLC, Morgan Stanley and Lehman Brothers Inc. are acting as joint book-running managers for the IPO. The IPO will be made by means of a prospectus, copies of which may be obtained, when available, from Banc of America Securities LLC, Attn: Prospectus Department, 100 West 33rd Street, New York, NY 10001 or via e-mail at dg.prospectus_distribution@bofasecurities.com; Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, (866) 718-1649 or by e-mail at prospectus@morganstanley.com; or Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717 or by e-mail at monica_castillo@adp.com or fax (631) 254-7268.

A registration statement relating to Mueller’s Series A common stock has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

4211 W. Boy Scout Blvd.  |  Tampa, Florida 33607  |  Tel: 813.871.4811  |  Web Site: www.walterind.com

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers’ demand for the Company’s products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company’s mining operations, changes in customer orders, pricing actions by the Company’s competitors, changes in law, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the initial public offering and spin-off of the Company’s Water Products business and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company’s and Mueller’s filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

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